Exhibit 5 (iv)

                   GREAT NORTHERN INSURED ANNUITY CORPORATION

                 ADDENDUM TO GROUP DEFERRED VARIABLE ANNUITY AND
                      MODIFIED GUARANTEED ANNUITY CONTRACT


Great Northern Insured Annuity Corporation ("GNA") has issued this Addendum as part of contract [form number]. This Addendum supersedes any contrary provision of the contract. Please read this Addendum carefully.

Section 4.3 of the contract is amended to read as follows:

4.3  Market Value Adjustment

The Market Value Adjustment may be either negative or positive. It will be deducted from or added to (1) any transfer or withdrawal from a Fixed Guaranteed Period prior to the end of that Guarantee Period, or (2) the amount annuitized from a Fixed Guarantee Period if the Annuity Date is prior to the end of that Guarantee Period.

If the Market Value Adjustment is negative, the amount to be deducted from the withdrawal shall be the lesser of: (i) the amount determined by the formula below, or (ii) the amount that when subtracted from the credited interest on a Fixed Guarantee Period would reduce the credited interest on that Fixed Guarantee Period to an effective annual rate of 3% determined from the date we established the relevant Fixed Guarantee Period to the date of the transfer or payment, as adjusted by transfers or withdrawals previously taken (including the amount of any applicable surrender charge, transfer charge, or Market Value Adjustment).

The Market Value Adjustment is determined by the following formula:

                     A x [ ((1+B divided by (1+C))n/365 - 1]

where: n  = the remaining number of days in the Fixed Guaranteed Period;
      A = the amount transferred, withdrawn or annuitized from the Fixed Guarantee Period;
      B =   the guaranteed annual interest rate for the Fixed Guarantee  Period;
            and
      C = the current guaranteed annual interest rate GNA is offering for a Guarantee Period of a duration of years represented by n/365. When n/365 is not a whole number, GNA determines C by straight-line interpolation. If n/365 is less than 1, GNA will assume C is equal to the rate for a one-year Guarantee Period.

This Addendum shall terminate when the contract is surrendered or the account value is otherwise distributed.


Signed for GNA at Richmond, Virginia to be effective on December 31, 1998.

                  GREAT NORTHERN INSURED ANNUITY CORPORATION



      --------------------------------               ---------------------------
               President                                        Secretary

Form No.6193-98-02

                  GREAT NORTHERN INSURED ANNUITY CORPORATION

   ADDENDUM TO GROUP DEFERRED VARIABLE ANNUITY AND MODIFIED GUARANTEED ANNUITY
                                 CERTIFICATE

Great Northern Insured Annuity Corporation ("GNA" or "we") has issued this Addendum as part of the certificate to which this is attached. This Addendum supersedes any contrary provision of the certificate. Please read this Addendum carefully.

Section 4.3 of the certificate is amended to read as follows:

4.3  Market Value Adjustment

The Market Value Adjustment may be either negative or positive. It will be deducted from or added to (1) any transfer or withdrawal from a Fixed Guaranteed Period prior to the end of that Guarantee Period, or (2) the amount annuitized from a Fixed Guarantee Period if the Annuity Date is prior to the end of that Guarantee Period.

If the Market Value Adjustment is negative, the amount to be deducted shall be the lesser of: (i) the amount as determined by the formula below, or (ii) the amount that when subtracted from the credited interest on a Fixed Guarantee Period would reduce the credited interest on that Fixed Guarantee Period to an effective annual rate of 3% determined from the date we established the relevant Fixed Guarantee Period to the date of the transfer or payment, as adjusted by transfers or withdrawals previously taken (including the amount of any applicable surrender charge, transfer charge, or Market Value Adjustment).

The Market Value Adjustment is determined by the following formula:

                     A x [ ((1+B divided by (1+C))n/365 - 1]

where: n  = the remaining number of days in the Fixed Guaranteed Period;
      A = the amount transferred, withdrawn or annuitized from the Fixed Guarantee Period;
      B =   the  guaranteed  annual  interest  rate  for the  Fixed  Guarantee
            Period; and
      C = the current guaranteed annual interest rate GNA is offering for a Guarantee Period of a duration of years represented by n/365. When n/365 is not a whole number, GNA determines C by straight-line interpolation. If n/365 is less than 1, GNA will assume C is equal to the rate for a one-year Guarantee Period.

This Addendum shall terminate when the certificate is surrendered or the account value is otherwise distributed.

Signed for GNA at Richmond, Virginia, to be effective on December 31, 1998.


                  GREAT NORTHERN INSURED ANNUITY CORPORATION



      --------------------------------              ---------------------------
                President                                     Secretary


Form No. 6190-98-02